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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): NOVEMBER 1, 2004

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                                  CATUITY INC.
             (Exact name of registrant as specified in its charter)


           DELAWARE                     000-30045               38-3518829
 (State or other jurisdiction   (Commission File Number)       (IRS Employer
       of incorporation)                                    Identification No.)


    2711 E. JEFFERSON AVE.
    DETROIT, MICHIGAN 48207                                (313)-567-4348
     (Address of principal                            (Registrant's telephone
      executive offices)                            number, including area code)


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

( ) Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b), under the Exchange Act (17 CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4(c), under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 7.01 REGULATION FD DISCLOSURE

The following address was given by the Company's Chairman, Mr. Duncan Mount, at a Special Meeting of Shareholders on November 1, 2004 in Sydney, Australia

                               CHAIRMAN'S ADDRESS
                         SPECIAL MEETING OF SHAREHOLDERS
                       1 NOVEMBER 2004, SYDNEY, AUSTRALIA

Good morning, Ladies and Gentlemen, welcome to the special meeting of shareholders. I see we have a quorum and it's past the appointed time, so I declare the meeting open. My name is Duncan Mount, I'm Chairman of the Company. With me is Sandy Dawson, non executive director. Apologies for absence, for what now appears to be simply a procedural meeting and in order to keep travel costs to an absolute minimum, have been received from our three U.S. based directors:
Alan Gilman, Cliff Chapman and CEO, John Racine; although John and Cliff are on the line from Detroit and John will be addressing the meeting as well as responding to any questions you may have. The notice of meeting was sent to you; may I take it as read? Minutes of the annual meeting, held on May 13, this year, were approved and signed by me; copies are available for inspection. The purpose of this meeting is for shareholders to grant the Board the authority to amend our Certificate of Incorporation in order to effect a reverse split of our shares. The Board proposes consolidating 15 shares into 1. This will have the effect of raising our share price and, thereby, maintaining our listing, while also providing a reasonable cushion over and above NASDAQ's US$ 1.00 minimum price requirement. At the same time, it should provide some comfort to potential North American customers with our share price being at a more psychologically acceptable level. Please note that ISS, Institutional Shareholder Services, an independent organisation providing advice to all shareholders, and the Board, recommend voting for the resolution in order to avoid delisting in the States, which, in my view, if a delisting occurred, would lead to a further reduction in the Company's value, which we all want to avoid. The secondary purpose of this meeting is to act upon such other matters as may properly come before this meeting or any adjournments thereof. John, perhaps you might now say a few words and take any questions that might arise? Thank you, John. Our NASDAQ listing clearly has substantial value and we think that with it the company has a brighter future. On October 28, we were advised by NASDAQ that an extension of time prior to effecting the split will not be forthcoming. We will, therefore, effect a 1 for 15 reverse split almost immediately and it will, in all probability, be announced tonight in the US and tomorrow to the ASX, once the motion is passed. I would ask you now to complete your proxies and to place them in the boxes provided by Computershare. For the record, proxies have already been received in respect of 7.25 million shares, out of our total 11,681,507 shares in issue, of these, approximately 7.2 million, or 61.5% have already been voted in favour of the reverse split. As the requirement under Delaware law is for at least 50.1% of shares to be voted in favour, I think it is safe to say that the resolution has already been successfully adopted. Thank you for your attendance here today; if you wish to stay for a while and wait for the final numbers to be tallied, please do so. The result will be announced to the exchanges and posted on our website shortly. Thank you again.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
                                         CATUITY INC.
                                           (Registrant)


                                    By /s/ John H. Lowry
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                                        John H. Lowry
                                        Senior Vice President,
                                        Chief Financial Officer & Secretary
Date:  November 1, 2004

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